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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: November 6, 2007

                                   uWink, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)

           Delaware                 000-29217                 87-0412110
      -----------------            ------------               ----------
       (State or other             (Commission               (IRS Employer
jurisdiction of incorporation)     File Number)             Identification)


                  16106 Hart Street, Van Nuys, California 91406
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (818) 909 6030

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K and other reports filed by uWink, Inc. (the "Company", "we", or
"us") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company's or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.


ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 5, 2007, we entered into a Placement Agency Agreement with Merriman Curhan Ford & Co., as the lead placement agent, relating to the offering, issuance and sale to investors (the "Investors") of up to 5,500,000 units, each of which consists of one share of the our common stock, par value $0.001 per share (the "Common Stock"), and a warrant (the "Warrants") to purchase 1 share of Common Stock at an exercise price of $2.40 per share. The Warrants have a term of five years and are immediately exercisable. The Warrants are immediately separable from the units.

We have received commitments, through executed subscription agreements from Investors, to purchase 5,125,000 units at a purchase price of $2.00 per unit. The net offering proceeds to us are expected to be approximately $9.2 million after deducting placement agency fees and estimated offering expenses.

A registration statement on Form SB-2/A (file No. 333-144029) relating to these units was filed with the Securities and Exchange Commission and declared effective on November 5, 2007.

This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, the units in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A copy of the prospectus related to the offering may be obtained from Merriman Curhan Ford & Co., 600 California Street, 9th Floor, San Francisco, CA 94108, Telephone 415-248-5600, Fax 415-248-5690.

ITEM 7.01   REGULATION FD DISCLOSURE

The information required by this Item is incorporated by reference to Item 1.01 above.

The information in this item 7.01 shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company's expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.


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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  November 6, 2007                              uWink, Inc.
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                                                By:  /s/ Peter F. Wilkniss
                                                     -----------------------
                                                     Peter F. Wilkniss
                                                     Chief Financial Officer


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